EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tod E. Carpenter, Amy C. Becker and Andrew J. Cebulla, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Donaldson Company, Inc. pursuant to the Donaldson Company, Inc. 2019 Master Stock Incentive Plan, as Amended and Restated, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 17th day of November, 2023, by the following persons:

/s/ Pilar Cruz
Pilar Cruz

/s/ Christopher M. Hilger
Christopher M. Hilger

/s/ Douglas A. Milroy
Douglas A. Milroy

/s/ Willard D. Oberton
Willard D. Oberton

/s/ Richard M. Olson
Richard M. Olson

/s/ James J. Owens
James J. Owens

/s/ Ajita G. Rajendra
Ajita G. Rajendra

/s/ Trudy A. Rautio
Trudy A. Rautio

/s/ Jacinth C. Smiley
Jacinth C. Smiley